EXHIBIT 9

                          O.S.S. CAPITAL MANAGEMENT LP
                      598 Madison Avenue, New York NY 10022

Dear Fellow Shareholders:

     If you wish to support the slate of the OSS Shareholders at the Flamel Annual General Meeting to be held on June 22, 2005, the OSS Shareholders recommend that you vote in the following manner:

RESOLUTION                                                        RECOMMENDATION
----------                                                        --------------

RESOLUTION 1:  Approval of 2004 financial statements.........................FOR

RESOLUTION 2:  Allocation of results for 2004................................FOR

RESOLUTION 3:  Election of Gerard Soula as Director......................AGAINST

RESOLUTION 4:  Election of Stephen Willard as Director...................AGAINST

RESOLUTION 5:  Election of Raul Cesan as Director........................AGAINST

RESOLUTION 6:  Election of William Dearstyne as Director.................AGAINST

RESOLUTION 7:  Election of Michel Greco as Director......................AGAINST

RESOLUTION 8:  Election of Jean-Noel Treilles as Director................AGAINST

RESOLUTION 9:  Election of James C. Smith as Director....................AGAINST

RESOLUTION 10: Election of David Deming as Director......................AGAINST

RESOLUTION 11: Allocation of annual attendance fees..........................FOR

RESOLUTION 12: Approval of agreements referred to in Art. L. 225-38 ET SEQ.
               of the Commercial Code........................................FOR

RESOLUTION 13: Approval of issuance of 120,000 warrants to certain
               Directors.................................................AGAINST

RESOLUTION 14: Approval of issuance of 80,000 warrants to certain
               Directors.................................................AGAINST

RESOLUTION 15: Authorization of increase in share capital reserved to
               employees.................................................AGAINST

RESOLUTION 16: Regularization of certain increases in share capital previously approved by Annual General Meeting in 2004.........FOR

RESOLUTION 17: Grant of power of attorney to comply with legal formalities...FOR

RESOLUTION 18: Removal of any Director elected by Resolutions 3 through 10
               above.........................................................FOR

RESOLUTION 19: Election of Cornelis Boonstra as Director.....................FOR

RESOLUTION 20: Election of Randy H. Thurman as Director......................FOR

RESOLUTION 21: Election of Elie Vannier as Director..........................FOR

                                   * * * * * *

     Attached is a copy of a recent letter to Gerard Soula which discusses the reasons why the OSS Shareholders have proposed their resolutions. I urge you to read this letter, as well as the supporting statement (EXPOSE DES MOTIFS) and biographies of the proposed directors included in the materials that accompanied your proxy card. YOUR VOTE IS IMPORTANT. Please vote as soon as possible and in any event NO LATER THAN JUNE 17, 2005 AT 4:00 P.M. EST. On behalf of the OSS Shareholders, I thank you for your support.

                                          Sincerely,

                                             /s/ Oscar S. Schafer

                                                 Oscar S. Schafer